Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on

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Forms S-3 (No. 333-19003,No. 333-136807, No. 333-50651, No. 333-50651-01, No. 333-50651-02, No. 333-50651-03, No. 333-50651-04, No. 333-126294, No. 333-126294-01, No. 333-130744, No. 333-139912, No. 333-139912-01, No. 333-139913, No. 333-139913-04, No. 333-139913-03, No. 333-139913-02, and No. 333-139913-01)

•	Forms S-4 (No. 333-149076 and No. 333-149333)

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Forms S-8 (No. 33-28828, No. 33-54960, No. 333-53806, No. 333-110758, No. 333-25867, No. 33-25140, No. 333-03901, No. 333-65042, No. 333-139347, No. 333-18069, No. 333-65040, No. 333-136808, No. 333-74666, No. 333-115388, No. 333-134169, No. 333-139345, No. 333-143182)

of The PNC Financial Services Group, Inc. of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 29, 2008